Exhibit 99.1

LAIDLAW INTERNATIONAL, INC.
2003 EQUITY AND PERFORMANCE INCENTIVE PLAN

EVIDENCE OF AWARD – EXECUTIVE DEFERRED SHARES

     You have been awarded a grant of deferred shares pursuant to the terms of the Laidlaw International, Inc. 2003 Equity and Performance Incentive Plan (the “Plan”). This grant is part of the long-term incentive portion of your compensation and is intended to be a meaningful part of your total compensation. The value of this award is entirely dependent on the value of Laidlaw’s common stock, thus aligning your economic interests with those of our shareholders. The terms of this grant are summarized on this cover sheet, but the specific terms of the grant are governed by the attached Deferred Shares Agreement and the provisions of the Plan. A copy of the Plan is also enclosed. You should keep the Plan together with this Evidence of Award and Deferred Shares Agreement for your records. A signed Deferred Shares Agreement must be returned to the Corporate Secretary in order for this award to become effective.

Participant Name:

Type Of Award:	Deferred Shares

Date of Grant:

Number of Shares:

Vesting Schedule:	Ratable Vesting Over 4 Years

Vesting Date	Number of Shares	Cumulative Vested Number of Shares

LAIDLAW INTERNATIONAL, INC.

DEFERRED SHARES AGREEMENT

     This AGREEMENT (this “Agreement”) is made as of ___(the “Date of Grant”), by and between Laidlaw International, Inc. (the “Corporation”), and ___(the “Grantee”). This Agreement will serve as the “Evidence of Award” under the terms of the Corporation’s 2003 Equity and Performance Incentive Plan (the “Plan”). Any capitalized term in this Agreement shall have the meaning set forth in the definition section of the Plan.

     1. Grant of Deferred Shares. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Corporation hereby grants to Grantee as of the Date of Grant the right to receive ___Common Shares.

     2. Rights of Grantee. The Common Shares associated with this grant will be reserved for issuance to Grantee in the future. Grantee will not have any voting rights associated with the Deferred Shares. With respect to dividends associated with the Deferred Shares, the Board shall have sole discretion to authorize the payment of dividends, dividend equivalents, or other distributions associated with such Deferred Shares on either a current, deferred, or contingent basis, to be paid in cash.

     3. Restrictions on Transfer of Deferred Shares. The Deferred Shares associated with this grant may not be assigned, exchanged, pledged, sold, transferred or otherwise disposed of by Grantee; provided, however, that Grantee’s rights with respect to such Deferred Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer in violation of the provisions of this Section 3 shall be null and void, and the purported transferee shall obtain no rights with respect to such shares.

     4. Vesting of Deferred Shares. Unless otherwise forfeited in accordance with Section 5 hereof, Grantee’s right to receive the Deferred Shares covered by this Agreement shall vest and become nonforfeitable on 25% of the Deferred Shares on each of the first four anniversaries of the Date of Grant, provided the Grantee is still employed by the Corporation or a Subsidiary on such anniversary date. Notwithstanding the foregoing, Grantee’s right to receive the Deferred Shares covered by this Agreement shall become nonforfeitable upon a Change in Control that occurs while Grantee is an employee of the Corporation or a Subsidiary.

     5. Forfeiture of Awards. If the Grantee’s employment with the Corporation or a Subsidiary shall terminate for any reason, the right to receive the Deferred Shares that are then forfeitable (i.e., unvested under Section 4 shall be forfeited automatically and without further notice on the date that Grantee ceases to be an employee; provided, however, that in the event that a Grantee’s employment is terminated as a result of death, disability, or Retirement, the Corporation may, in its sole discretion, accelerate the time at which such Deferred Shares vest, with such determination to be made by the Board of Directors of the Corporation or any Committee to which it has delegated such authority. For purposes of this Agreement, the continuous employment of a Grantee with the Corporation shall not be deemed to have been interrupted, and Grantee shall not be deemed to have ceased to be an employee of the Corporation by reason of the transfer of his or her employment among the Corporation and the Subsidiaries.

     6. Issuance of Deferred Shares. Subject to Section 3, upon vesting the Deferred Shares shall be issued to the Grantee as soon as practicable, but in no event more than thirty (30) days after the date the Deferred Shares became nonforfeitable.

     7. Taxes and Withholding. To the extent that the Corporation shall be required to withhold any federal, state, local or foreign taxes in connection with the issuance of the Deferred Shares under Section 6, Grantee shall pay such taxes or make provisions that are satisfactory to the Corporation for the payment thereof, including the withholding of Common Shares sufficient to cover the amount required to be withheld.

     8. No Employment Contract. Nothing contained in this Agreement shall confer upon Grantee any right with respect to continuance of employment by the Corporation or any Subsidiary, nor limit or affect in any manner the right of the Corporation or any Subsidiary to terminate the employment or adjust the compensation of Grantee.

     9. Compliance with Law. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Corporation shall not be obligated to issue any of the Common Shares covered by this Agreement if the issuance thereof would result in a violation of any such law.

     10. Adjustments. The Board may make or provide for such adjustments in the number of Common Shares covered by this Agreement and in the kind of shares covered hereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of Grantee’s rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Corporation, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution of any or all of Grantee’s rights under this Agreement such alternative consideration as it may determine to be equitable in the circumstances.

     11. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Grantee under this Agreement without Grantee’s consent.

     12. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     13. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this Agreement.

     14. Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Corporation.

     15. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

     16. Notices. Any notice to the Corporation provided for herein shall be in writing to the Corporation, to the attention of the General Counsel, and any notice to Grantee shall be addressed to Grantee at his or her address on file with the Corporation. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

LAIDLAW INTERNATIONAL, INC.

By:

GRANTEE

Name: